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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Post-effective Amendment No. 1 Registration Statement No. 333-86313 of InfoSpace.com, Inc. on Form S-1 of our report dated February 24, 1999, (August 13, 1999 as to Note 14), appearing in the Prospectus, which is part of this Post-Effective Amendment No. 1 to Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in this Prospectus which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
October 7, 1999